UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2008 (June 26, 2008)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On June 26, 2008, we announced our financial position and results of operations as of and for the thirteen week period ended May 31, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The announcement includes a non-GAAP financial measure, "Adjusted EBITDA." Adjusted EBITDA represents net income (loss) from operations excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, incremental costs related to the acquisition of Jean Coutu, USA, sales of assets and investments, and non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors' historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to investors and enable investors to compare our operating performance with the operating performance of our competitors.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release, dated June 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 26, 2008	By:	/s/ Robert B. Sari
		Name:	Robert B. Sari
		Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 26, 2008.